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                                                                  EXHIBIT 10.29



                            BASIC LEASE INFORMATION

Lease Date:                       September 30, 1996

Landlord:                         PACIFIC NORTHWEST GROUP A, a joint venture

Address of Landlord:              P.O. Box 80326
                                  5601 Sixth Avenue South
                                  Seattle, Washington  98108

Tenant:                           AMAZON.COM, Inc.,
                                  a Delaware corporation

Premises:                         549 South Dawson Street
                                  Seattle, Washington  98108

         "Premises" approximately 50,420 square feet in Building U of approximately 93,020 square feet (computed from measurements to the exterior of outside walls of the building and to the center of interior walls), such premises being shown and outlined in red on the plan attached hereto as Exhibit A, and being part of the real property described in Exhibit B attached hereto.

         Lease Term: Commencing on the "Commencement Date" as hereinafter defined and ending 36 months thereafter except that in the event the Commencement Date is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the Commencement Date.

Scheduled Term Commencement Date:        November 1, 1996

Monthly Base Rent:                                                    $18,152.00

Security Deposit:                                                     $24,817.00

Tenant's Initial Monthly Escrow Payment for Taxes and Other Charges:  $ 2,113.00

Tenant's Initial Monthly Common Area Maintenance Charge:              $ 2,244.00

Tenant's Initial Monthly Insurance Escrow Payment:                    $   292.00

Tenant's Initial Monthly Payment Total:                               $22,801.00

         The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information herein above set forth and shall be construed to incorporate all of the
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terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the former shall control.





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                                LEASE AGREEMENT

         THIS LEASE AGREEMENT, made and entered into by and between PACIFIC NORTHWEST GROUP A, hereinafter referred to as "Landlord", and AMAZON.COM, INC., a Delaware corporation, hereinafter referred to as "Tenant";

                              W I T N E S S E T H

1.       PREMISES AND TERM.

         A. In consideration of the obligation of Tenant to pay rental as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and Leases to Tenant, and Tenant hereby takes and leases from Landlord those certain Premises as outlined in red on Exhibit "A" attached hereto (hereinafter referred to as the "Premises") and incorporated herein by reference, together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way appertaining to the Premises and together with the buildings and other improvements situated or to be situated upon land described in Exhibit "B" attached hereto.

         B. TO HAVE AND TO HOLD the same for a term commencing on the "Commencement Date", as hereinafter defined, and ending thereafter as specified in the Basic Lease Information, attached hereto, (the "Lease Term"), provided, however, that, in the event the "Commencement Date" is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the "Commencement Date".

         C. The "Commencement Date" shall be the Scheduled Term Commencement Date shown in the Basic Lease Information, attached hereto and incorporated herein by reference, or the date upon which the Premises shall have been substantially completed in accordance with Section 30 of this Lease, whichever is earlier. If the Premises shall not have been substantially completed as aforesaid by the Scheduled Term Commencement Date, Tenant's obligations to pay rent and its other obligations for payment under this Lease shall commence on the date the Premises are substantially completed as aforesaid, and Landlord shall not be liable to Tenant for any loss or damage resulting from such delay. Landlord shall notify Tenant in writing as soon as Landlord deems the Premises to be substantially completed and ready for occupancy. In the event that the Premises have not in fact been substantially completed as aforesaid, Tenant shall notify Landlord of its objections.
Landlord shall have a reasonable time after delivery of such notice in which to take such corrective action as may be necessary, and shall notify Tenant in writing as soon as it deems such corrective action has been completed so that the Premises are substantially completed and ready for occupancy. The taking of possession by Tenant shall be deemed conclusively to establish that the Premises




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have been substantially completed in accordance with the plans and specifications and that the Premises are in good and satisfactory condition, as of when possession was so taken, except as specifically identified in writing. Tenant shall have no more than five (5) days after taking possession to develop a list in writing of such conditions of the Premises which are not in good and satisfactory condition. Tenant acknowledges that no representations as to the repair of the Premises have been made by Landlord, unless such are expressly set forth in this Lease. After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises, specifying the Commencement Date and the rent commencement date, in recordable form. In the event of any dispute as to the substantial completion or work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive.

2.       BASE RENT AND SECURITY DEPOSIT.

         A. Tenant agrees to pay to Landlord Base Rent for the Premises, in advance, without demand, deduction or set off, for the entire Lease Term hereof at the rate specified in the Basic Lease Information, payable in monthly installments. One such monthly installment shall be due and payable on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date recited above during the Lease Term, except that the rental payment for any fractional calendar month at the commencement or end of the Lease period shall be prorated on the basis of a 30-day month.

         B. In addition, Tenant agrees to deposit with Landlord on the date hereof a security deposit in the amount specified in the Basic Lease Information, which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit, not the last month's rent nor a measure of Landlord's damages in the event of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such deposit to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default; or to perform any obligation required of Tenant under the Lease; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled, but in any case no later than forty-five (45) days after Tenant obligations under this Lease have been fulfilled.

3.       USE.

                 The Premises shall be used only for the purpose of general office mail-order retail, receiving, storing, shipping, assembly, light manufacturing, and selling (other than





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retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent. Landlord consents to Tenant storing up to five (5) cars or trucks in the parking area provided such cars or trucks are licensed and operable. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for its use of the Premises. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives including but not limited to those regarding the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, except for certificates of occupancy, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the building in which the Premises are situated or unreasonably interfere with their use of their respective Premises. In addition to any other remedies Landlord may have for a breach by Tenant of the terms of this
Section 3, Landlord shall have the right to have Tenant evicted from the Premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. In the event Tenant's use of Premises shall result in an increase in insurance premiums, Tenant shall be solely responsible for said increase.

4.       TAXES AND OTHER CHARGES.

         A. Tenant agrees to pay its proportionate share of any and all real and personal property taxes, regular and special assessments, license fees and other charges of any kind and nature whatsoever, payable by Landlord as a result of any public or quasi-public authority, private party, or owner's association levy, assessment or imposition against, or arising out of Landlord's ownership of or interest in, the real estate described in Exhibit "B" attached hereto, together with the building and the grounds, parking areas, driveways, roads, and alleys around the building in which the Premises are located, or any part thereof (hereinafter collectively referred to as the "Charges"). During each month of the Lease Term, Tenant shall make a monthly escrow deposit with Landlord (the "Escrow Payment") equal to 1/12 of its proportionate share of the Charges which will be due and payable to that particular calendar year. Tenant authorizes Landlord to use the funds deposited by Tenant with Landlord under this Paragraph 4 to pay the Charges. Each Escrow Payment shall be due and payable, as additional rent, at the same time and in the same manner as the payment of monthly rental as provided herein. The amount of the initial monthly Escrow Payment will be specified in the Basic Lease Information. The Initial Escrow Payment is based upon Tenant's proportionate share of the estimated Charges for the year in question, and the monthly Escrow Payment is subject to increase or decrease as determined by Landlord to reflect an accurate escrow of Tenant's estimated proportionate share of the Charges. The Escrow Payment account of





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Tenant shall be reconciled annually.  If the Tenant's total Escrow Payments are less than Tenant's actual pro rata share of the Charges, Tenant shall pay to Landlord upon demand the difference; if the Tenant's total Escrow Payments are more than Tenant's actual pro rata share of the Charges, Landlord shall retain such excess and credit it to Tenant's Escrow Payment account for the successive year's Charges. Tenant's proportionate share of the Charges shall be computed by multiplying the Charges by a fraction, the numerator of which shall be the number of gross leaseable square feet of floor space in the Premises and the denominator of which shall be the total applicable gross leaseable square footage or such other equitable apportionment as may be adopted.

         B. If Tenant should fail to pay any Escrow Payments required to be paid by Tenant hereunder, in addition to any other remedies provided herein, Landlord may, if it so elects, pay such Escrow Payments or taxes, assessments, license fees and other charges. Any sums so paid by Landlord shall be deemed to be so much additional rental owing by Tenant to Landlord and due and payable upon demand as additional rental plus interest at the rate of eighteen percent (18%) per annum from the date of payment by Landlord until repaid by Tenant.

         C.      (1)      If at any time during the Lease Term, the present
method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, fees or charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole on in part, upon such rents or the present or any future building or buildings, then all such taxes, assessments, fees or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Charges" for the purposes hereof.

                 (2) Tenant may, alone or along with other tenants of the building containing the Premises, at its sole cost and expense, in its or their own name(s) dispute and contest any Charges by appropriate proceedings diligently conducted in good faith, but only after Tenant and all other tenants, if any, joining with Tenant in such contest have deposited with Landlord the amount so contested and unpaid or their proportionate shares thereof as the case may be, which shall be held by Landlord without obligation for interest until the termination of the proceedings, at which time the amount(s) deposited shall be applied by Landlord toward the payment of the items held valid (plus any court costs, interest, penalties and other liabilities associated with the proceedings), and Tenant's share of any excess shall be returned to Tenant. Tenant further agrees to pay to Landlord upon demand Tenant's share (as among all Tenants who participated in the contest) of all court costs, interest, penalties and other liabilities relating to such proceedings. Tenant hereby indemnifies and agrees to hold harmless the Landlord from and against any cost, damage or expense (including attorney's fees) in connection with any such proceedings.

                 (3) Any payment to be made pursuant to this Paragraph 4 with respect to the calendar year in which this Lease commences or terminates shall bear the same ratio to the





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payment which would be required to be made for the full calendar year as that part of such calendar year covered by the Lease Term bears to a full calendar year.

         D. Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

5.       TENANT'S MAINTENANCE.

         A. Tenant shall at its own cost and expense keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary repair and replacements, including but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls and finish work, floor and floor covering, downspouts, gutters, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris, keeping the parking areas, driveways, alleys and the whole of the Premises in a clean and sanitary condition. Tenant shall not be obligated to repair any damage caused by fire, tornado, earthquake, flood or other casualty except in the event the damage is caused by Tenant and not covered by Paragraph 13(C) below, except that Tenant shall be obligated to repair all wind damage to glass except with respect to tornado or hurricane damage.

         B. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents, licensees or invitees.

         C. Tenant and its employees, customers and licensees shall have the right to use the parking areas, if any, as may be designated by Landlord in writing, subject to such reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants. Landlord shall not be responsible for enforcing Tenant's exclusive parking rights against any third parties. If Tenant or any other particular tenant of the building can be clearly identified as being responsible for obstructions or stoppage of a common sanitary sewage line, then Tenant, if Tenant is responsible, or such other responsible Tenant, shall pay the entire cost thereof, upon demand, as additional rent.

         D. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all heating and air conditioning systems and equipment within the Premises.





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6.       LANDLORD'S REPAIRS.

         After reasonable notice from Tenant, Landlord shall maintain and repair the roof, exterior walls and foundations, and the cost thereof shall be shared as provided in paragraph 7. Tenant shall repair and pay for any damage to such items to be maintained by Landlord caused by any act, omission or negligence of Tenant, or Tenant's employees, agents, licensees or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall promptly give Landlord written notice of defect or need for repairs. If the nature of the defect is such that the repair can reasonably be completed within thirty (30) days, the Landlord shall do so. If the nature of the defect is such that a longer period is required to complete the repair, the Landlord shall commence the repair within thirty (30) days and shall use reasonable efforts thereafter to complete the repair. Landlord's ability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

7.       MONTHLY COMMON AREA MAINTENANCE CHARGE.

         Tenant agrees to pay as an additional charge each month for its proportionate share of the cost of operation and maintenance of the Common Area which shall be defined from time to time by Landlord. Common Area costs which may be incurred by Landlord at its discretion, shall include, but not limited to those costs incurred for lighting, water, sewage, trash removal, exterior painting, exterior window cleaning, sweeping, management, accounting, policing, inspecting, sewer lines, plumbing, paving, landscape maintenance, plant material replacement and other like charges, and Landlord's fee for supervision and administration of the items set forth in this paragraph, currently at 10%. Landlord shall maintain the Common Areas in reasonably good condition and repair. The proportionate share to be paid by Tenant of the cost of operation and maintenance of the Common Area shall be computed on the ratio that the gross leaseable square feet of the Premises bears to the total applicable gross leaseable square footage or such other equitable apportionment as may be adopted. Landlord shall make monthly or other periodic charges based upon the estimated annual cost of operation and maintenance of the Common Area, payable in advance but subject to adjustment after the end of the year on the basis of the actual cost for such year. Any such periodic charges shall be due and payable upon delivery of notice thereof. The Initial Common Area Maintenance Charge, subject to adjustment as provided herein, shall be due and payable, as additional rent, at the same time and in the same manner as the time and manner of the payment of monthly rental as provided herein. The amount of the initial monthly Common Area Maintenance Charge shall be as specified in the Basic Lease Information.





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8.       ALTERATIONS.

         Tenant shall not make any alterations, additions or improvements to the Premises (including but not limited to roof and wall penetrations) without the prior written consent of Landlord. Tenant may, without the consent of Landlord, but as its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the Term of this Lease and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions that are not trade fixtures erected by Tenant and restore the Premises to their original condition by the date of termination of this Lease or upon earlier vacating of the Premises, provided, however, that if Landlord so elects prior to termination of this Lease or upon earlier vacating of the Premises, such alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this Lease or upon earlier vacating of the Premises and shall be delivered up to the Landlord with the Premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease if Tenant so elects, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises if required by Landlord; upon any such removal Tenant shall restore the Premises to their original condition. All such removals and restoration shall be accomplished in good workmanlike manner so as not to damage the primary structure or structural qualities of the buildings and other improvements situated on the Premises.

9.       SIGNS.

         Tenant shall not install signs upon the Premises without Landlord's prior written approval, and any such signage shall be subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs by the termination of this Lease. Such installations and removals shall be made in such a manner as to avoid injury or defacement of the building and other improvements, and Tenant shall repair any injury or defacement, including without limitation discoloration, caused by such installation and/or removal. Upon approval from Landlord, which shall not be unreasonably withheld, Tenant shall have the right to install a sign on the free- standing sign pylon adjacent to the building.

10.      INSPECTION.

         A. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time and after reasonable notice to Tenant, except in an emergency, during business hours, for the purposes of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by





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Landlord under the terms of this Lease.  During the period that is six (6)
months prior to the end of the Term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating the Premises are available.

         B.      Tenant shall give written notice to Landlord at least thirty
(30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. It shall be the responsibility of Tenant, prior to vacating the Premises, to clean and repair the Premises and restore them to substantially the condition in which they were in upon delivery of the Premises to Tenant at the Commencement Date, reasonable wear and tear and casualty (except in the event ___________________) excepted. Cleaning, repair and restoration shall include, but not be limited to, removal of all trash, cleaning of walls, where necessary, cleaning of carpet and flooring, replacement of light bulbs and tubes, cleaning and wiping down of all fixtures, maintenance and repair of all heating and air conditioning systems, and all similar work, which shall be done at the latest practical date prior to vacation of the Premises.

11.      UTILITIES.

         Landlord agrees to provide at its cost water, electricity and gas service connections into the Premises; but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion as determined by Landlord of all charges jointly metered with other Premises. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises.

12.      ASSIGNMENT AND SUBLETTING.

         A. Tenant shall not have the right, voluntarily or involuntarily, to assign, convey, transfer, mortgage or sublet the whole or any part of the Premises under this Lease without the prior written consent of Landlord which shall not be unreasonably withheld. In the event Tenant applies to Landlord for consent to assign, convey, transfer or sublet the Premises, Landlord may condition such consent upon the right to receive one-half of the profit, if any, which Tenant may realize on account of such assignment, conveyance, transfer or sublease of the Premises. For purposes of this paragraph, "profit" shall mean any sum which the assignee, sublessee or transferee is required to pay, or which is credited to Tenant as rent in excess of the Rents required to be paid by Tenant to Landlord under this Lease. Landlord also reserves the right to recapture the Premises or applicable portion thereof in lieu of giving its consent by





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notice given to Tenant within twenty (20) days after receipt of Tenant's written request for assignment or subletting. Such recapture shall terminate this Lease as to the applicable space effective on the prospective date of assignment or subletting, which shall be the last day of a calendar month and not earlier than sixty (60) days after receipt of Tenant's request hereunder. In the event that Landlord shall not elect to recapture and shall thereafter give its consent, Tenant shall pay Landlord a reasonable fee, not to exceed $500.00, to reimburse Landlord for processing costs incurred in connection with such consent.

         B. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease.
Upon the occurrence of an "event of default" as hereinafter defined, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment, transfer or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

         See attached Addendum 12(c) to Lease.

13.      INSURANCE, FIRE AND CASUALTY DAMAGE.

         A. Landlord agrees to maintain insurance covering the building of which the Premises are a part in an amount not less than eighty percent (80%) (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement to insure against all other Risks of Direct Physical Loss, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State in which the Premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of subparagraph 13, C, D, E below, such insurance shall be for the sole benefit of Landlord and under its sole control. In the event the insurance policy shall contain a deductible, Tenant shall be liable for and pay its equitable share of any deductible withheld from insurance proceeds or payable under the terms of the insurance policy in the event of a claim or insured loss thereunder, up to a maximum of $250,000.00.

         B. Tenant agrees to pay its proportionate share of Landlord's cost of carrying fire and extended coverage insurance ("Insurance") on the building. During each month of the term of this Lease, Tenant shall make a monthly escrow deposit with Landlord equal to one-twelfth of its proportionate share of the Insurance on the buildings and grounds which will be





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due and payable for that particular year.  Tenant authorizes Landlord to use the funds deposited by him with Landlord under this paragraph to pay the cost of such insurance. Each Insurance Escrow payment shall be due and payable, as additional rent, at the same time and manner of the payment of the monthly rental as provided herein. The initial share of the estimated Insurance for the year in question, and the monthly Insurance Escrow Payment is subject to increase or decrease as determined by Landlord to reflect an accurate monthly escrow of Tenant's estimated proportionate share of this Insurance. The Insurance Escrow Payment account of Tenant shall be reconciled annually. If the Tenant's total Insurance Escrow Payments are less than Tenant's actual pro rata share of the Insurance, Tenant shall pay to Landlord upon demand the difference; if the total Insurance Escrow Payments of Tenant are more than Tenant's actual pro rata share of the Insurance, Landlord shall promptly refund the balance of such excess to Tenant, Provided Tenant's account is current in all respects. Tenant's cost of insurance shall be computed by multiplying the cost of insurance by a fraction, the numerator of which shall be the number of gross leaseable square feet of floor space in the Premises and the denominator of which shall be the total applicable gross leaseable square footage. The amount of the initial monthly Insurance Escrow Payment will be as specified in the Basic Lease Information.

         C. If the building, of which the Premises are a part, should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord as soon as reasonably possible.

         D. If the building, of which the Premises are a part, should be totally destroyed by fire, tornado or other casualty, or if it should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage. Landlord shall give notice to Tenant in writing of its determination to terminate this Lease within ninety (90) days following the date of the occurrence of such damage.

         E. If the building, of which the Premises are a part, should be damaged by any peril covered by the insurance to be provided by Landlord under subparagraph 13(A) above, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such building to substantially the condition in which it existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partition, fixtures, additions and other improvements which may have been placed in, or about the Premises by Tenant. If Tenant's use of the Premises is materially interfered with in whole or in part following such damage, the rent payable hereunder during the period in which they are unusable shall be reduced to such extent as may be fair and reasonable under all of the circumstances, but in any event, rent shall be reduced by at least the same percentage as the percentage of square feet of the Premises as are materially unusable. In the event that Landlord shall fail to complete such repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

         F. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the Insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

         See attached Addendum 13G to Lease.

14.      LIABILITY.

         Landlord shall not be liable to Tenant or Tenant's employees, agents, servants, guests, invitees or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its employees, agents, servants, guests, invitees or visitors, or of any other person entering upon the Premises, or caused by the building and improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust), Landlord's employees, agents, from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the cause of which is the negligence of Landlord or the failure of Landlord to repair any part of the Premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs. Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with:
(i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in and maintenance and use of the Premises; and (iv) Tenant's liability assumed under this Lease, the limits of such policy or policies to be in the amount of not less than $1,000,000 per occurrence in respect of injury to persons (including death) and in respect of property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies of such policies, together with evidence of payment of premiums therefor, shall be delivered to Landlord prior to the commencement date of this Lease. Not less that fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be cancelled or changed to reduce insurance provided thereby.

15.      CONDEMNATION.

         A. If the whole or any substantial part of the Premises should be taken for any public of quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said Premises shall occur.

         B. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

         C. In the event of any such taking or private purchase in lieu thereof, Landlord shall be entitled to receive the entire award. Tenant shall be entitled to make a claim in any condemnation proceedings which does not reduce the amount of Landlord's award, for the value of any furniture, furnishings and fixtures installed by and at the sole expense of Tenant.

16.      HOLDING OVER.

         Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than five (5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one and one-half (1-1/2) the Base Rent in effect on the termination date, plus all additional rental as defined herein, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this paragraph 16 shall not be construed as Landlord's consent for Tenant to hold over.

17.      QUIET ENJOYMENT.

         Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, good fee or Leasehold title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

18.      EVENTS OF DEFAULT.

         The following events shall be deemed to be events of default by Tenant under this Lease:

         A. Tenant shall fail to pay any installment of the rent herein reserved when due, or any payment with respect to taxes hereunder when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days from the date such payment was due.

         B. Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

         C. Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

         D. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

         F. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 18), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant, unless such default cannot reasonably be cured within twenty
(20) days in which case Tenant shall not be in default if Tenant commences to cure within twenty (20) days and diligently prosecutes such cure thereafter.

19.      REMEDIES.

         Upon the occurrence of any such events of default described in Paragraph 18 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever.

         A. Landlord may accelerate all rent payments due hereunder which shall then becoming immediately due and payable.

         B. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor, and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

         C. Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim for damages therefor, and relet the Premises for such terms ending before, on or after the expiration date of the Lease Term, at such rentals and upon such other conditions (including concessions and prior occupancy periods) as Landlord in its sole discretion may determine, and receive the rent therefor; and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting. Landlord shall have no obligation to relet the Premises or any part thereof and shall not be liable for refusal or failure to relet or in the event of reletting for refusal or failure to collect any rent due upon such reletting. In the event Landlord is successful in reletting the Premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

         D. Enter upon the Premises, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, unless caused by Landlord's gross negligence or intentional act.

         E. Whether or not Landlord retakes possession or relets the Premises, Landlord shall have the right to recover unpaid rent and all damages caused by Tenant's default, including attorney's fees. Damage shall include, without limitation: all rentals lost, all legal expenses and other related costs incurred by Landlord following Tenant's default, all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting, all costs (including without limitation any brokerage commissions) incurred by Landlord, plus interest thereon from the date of expenditure until fully repaid at the rate of eighteen percent (18%) per annum.

         F. In the event Tenant fails to pay any installment of rent, additional rent or other charges hereunder as and when such installment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

         G. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, such remedies being cumulative and non-exclusive, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its agents during the Lease Term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees so incurred.

21.      MORTGAGES.

         Tenant accepts this Lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage. See attached Addendum 21 to Lease.

22.      LANDLORD'S DEFAULT.

         In the event Landlord should become in default in any payment due on any such mortgage described in Paragraph 21 hereof or in the payment of taxes or any other item which might become a lien upon the Premises and which Tenant is not obligated to pay under the terms and provisions of this Lease, Tenant is authorized and empowered after giving Landlord five (5) days prior written notice of such default and Landlord's failure to cure such default, to pay any such items for and on behalf of Landlord, and the amount of any item so paid by Tenant for or on behalf of Landlord, together with any interest or penalty required to be paid in connection therewith, shall be payable on demand by Landlord to Tenant; provided, however, that Tenant shall not be authorized and empowered to make any payment under the terms of this Paragraph 22 unless the item paid shall be superior to Tenant's interest hereunder. In the event Tenant pays any mortgage debt in full, in accordance with this paragraph, it shall, at its election, be entitled to the mortgage security by assignment or subrogation.

23.      MECHANICS LIENS.

         Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease.

24.      NOTICES.

         Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

         A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

         B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

         C. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not three (3) days after being deposited in the United States Mail, postage prepaid, Certified or Registered Mail, return receipt requested, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

         LANDLORD:                      TENANT:

         Pacific Northwest Group A      AMAZON.COM, Inc.
         c/o Trammel Crow Company       1516 Second Avenue, Fourth Floor
         5601 Sixth Avenue South        Seattle, Washington  98101
         P.O. Box 80326
         Seattle, Washington  98108

         If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties include within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

25.      MISCELLANEOUS.

         A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         B. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease provided that the Assignee expressly assumes Landlord's obligations hereunder. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

         C. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         D.      Landlord and Tenant agrees from time to time within twenty
(20) days after request of the other, to deliver to the other, or to Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be reasonably requested. It is understood and agreed that the obligation to furnish such estoppel certificates in a timely fashion is a material inducement for each party's execution of this Lease.

         E. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

         F. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the Term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation all heating and air conditioning systems and equipment therein, in good condition and repair pursuant to Paragraph 10(B) hereof. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's pro-rata obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord may be credited against the amount payable by Tenant under this Paragraph 25(F).

         G. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         H. Because the Premises are on the open market and are presently being shown, this Lease shall be treated as an offer with the Premises being subject to prior Lease and such offer subject to withdrawal or non-acceptance by Landlord or to other use of the Premises without notice, and this Lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties hereto.

         I. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the Lease date specified in the Basic Lease Information.

26.      LIABILITY OF LANDLORD.

         Tenant agrees that no trustee, officer, employee, agent or individual partner of Landlord, or it constituent entities, shall be personally liable for any obligation of Landlord hereunder, and that Tenant must look solely to the interests of Landlord, or its constituent entities in the subject real estate, for the enforcement of any claims against Landlord arising hereunder.

27.      ADDITIONAL PROVISIONS.

         Paragraphs 28 through 39, attached hereto, are by this reference incorporated herein.


LANDLORD:                                       TENANT:

PACIFIC NORTHWEST GROUP A,                      AMAZON.COM,
a joint venture                                 a Delaware corporation



By:  William G. Williams III                    By:  Jeff P. Bezos
   ----------------------------------------         --------------------------
   William G. Williams III
   Vice President, Equitable Real Estate        Its:  President
   Investment Management, Inc., as Advisor           -------------------------
   to State of California Public Employees'
   Retirement System, Venturer, and as
   Advisor to California State Teachers'
   Retirement System, Venturer

                                ADDENDA TO LEASE
                                OCTOBER 3, 1996

                           PACIFIC NORTHWEST GROUP A,
                                A JOINT VENTURE,
                                  AS LANDLORD

                                      AND

                                   AMAZON.COM
                             A DELAWARE CORPORATION
                                   AS TENANT

--------------------------------------------------------------------------------

ADDENDUM 12(c).  ASSIGNMENT AND SUBLETTING

         Anything contained herein to the contrary notwithstanding, Landlord hereby consents to an assignment of this Lease, or a subletting of all or part of the Premises, to (a) the parent of Tenant or to a wholly-owned subsidiary of Tenant or of such parent, (b) any corporation into which or with which Tenant may be merged or consolidated, provided that the net worth of the resulting corporation is at least equal to the greater of (i) the net worth of Tenant on the date hereof, or (ii) the net worth of Tenant immediately prior to such merger or consolidation, or (c) any entity to which Tenant sells all or substantially all of its assets, provided that such entity expressly assumes all of Tenant's obligations hereunder and provided that such entity has a net worth at least equal to the greater of (i) the net worth of Tenant on the date hereof, or (ii) the net worth of Tenant immediately prior to such merger or consolidation.

ADDENDUM 13(g).  INSURANCE, FIRE AND CASUALTY DAMAGE

         Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or tangible personal property of the other or of any third party occurring in or about the Premises or Building, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if such loss or damage would fall within the scope of the insurance required to be carried under this Lease, whether or not the party suffering the loss actually maintained such insurance. Each party shall obtain from its respective insurer under each insurance policy it maintains a waiver of all rights of subrogation that the insurer of one party may have against the other party.

ADDENDUM 21.  MORTGAGES

         , provided that such instruments, or other documents contain commercially reasonable non-disturbance and attornment language. Landlord and Tenant agree that commercially reasonable non-disturbance language shall provide substantially the following:

         Lender agrees that Tenant shall not be disturbed in its possession of the Premises for any reason other than one that would entitle Landlord to terminate the Lease under its terms or would cause, without further action by Landlord, the termination of the Lease, or would entitle Landlord to dispossess tenant from the Premises. Tenant shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed in lieu of foreclosure.

                         ADDITIONAL PROVISIONS TO LEASE

                           PACIFIC NORTHWEST GROUP A,
                                A JOINT VENTURE
                                  AS LANDLORD

                                      AND

                                  AMAZON.COM,
                            A WASHINGTON CORPORATION
                                   AS TENANT

--------------------------------------------------------------------------------

28.      RENT INCREASE.

         Effective November 1, 1997, the monthly base rent as provided for in Paragraph 2 of the Lease shall be increased to Nineteen Thousand One Hundred Sixty and no/100 Dollars ($19,160.00).

         Effective November 1, 1998, the monthly base rent as provided for in Paragraph 2 of the Lease shall be increased to Twenty Thousand One Hundred Sixty Eight and no/100 Dollars ($20,168.00).

29.      OPTION TO RENEW.

         While this Lease is in full force and effect, provided that Tenant is not and has not been in default of any of the terms, covenants and conditions thereof, Landlord grants to Tenant one (1) option to extend the term of the Lease for a period of three (3) years, commencing upon the termination of the original Lease term, exercisable by giving Landlord notice in writing not later than twelve (12) months prior to the commencement date of the applicable option term. Such extension or renewal of the term shall be on the same terms, covenants or conditions as provided for in the original or immediately preceding term except that the monthly base rent during the extended term shall be at the fair market rental then in effect on equivalent properties, of equivalent size, in equivalent areas. However, in no event shall the rental in the renewal term be below the rental payable at the end of the primary term of the lease. In the event the demised Premises is sublet or assigned this renewal option will be null and void and of no further effect.

30.      TENANT IMPROVEMENTS.

         Landlord agrees to provide up to Seventeen Thousand and no/100 Dollars ($17,000.00) for the following tenant improvements to the Premises:

         1.      Demolition of counter in warehouse.

         2. Replace malfunctioning ballasts (i.e. abnormally noisy ballasts and light bulbs) throughout warehouse.

         3. Remove all debris and professionally clean carpets in the office space.

         Prior to Landlord commencing work on these improvements, Landlord shall provide to Tenant two (2) copies of plans detailing the design and plan of improvements. Tenant shall return signed plans to Landlord within five (5) days. In the event that the plans are not approved by Tenant, Tenant shall inform Landlord of the reasons for such disapproval and Tenant shall have five
(5) days in which to submit revised plans to Landlord for approval. Tenant shall not unreasonably refuse to satisfy any objections made by Landlord to said plans and specifications. Any objections Tenant has to Landlord's objection shall be submitted to Landlord in writing within said five (5) day period. A failure of one party to give any notice to the other party within such five (5) day period shall be deemed to constitute approval of the plans and specifications or the objections thereto, as appropriate.

         Upon Tenant's approval of Landlord's plans, Landlord shall promptly enter into a construction contract with a licensed, bonded contractor. The construction of all improvements to be made on the Premises shall be performed in a first-class, workmanlike manner and in conformity with all applicable governmental laws, ordinances, rules, orders, regulations, and other requirements.

         The $17,000.00 for tenant improvements shall include, but not be limited to contractor's profit which shall not exceed 7%, construction costs, construction management fees, permit fees, architectural fees, and Washington State Sales Tax.

         If, in Landlord's reasonable estimation, the cost of the Tenant Improvements to be made by Landlord pursuant to the terms of this Paragraph are anticipated to exceed $17,000.00, then Landlord may cause work on the Tenant Improvements to be halted so that no costs in excess of $17,000.00 are incurred. Tenant acknowledges that halting work at the point that $17,000.00 in costs has been incurred may result in a portion of the Tenant Improvements being incomplete. Tenant shall not be responsible for any costs incurred in connection with the Tenant Improvements to be made by Landlord.

31.      SERVICES TO THE PREMISES.

         Landlord agrees that the following utilities and services will be available at or to the Premises at the times and in the manner that they are ordinarily and customarily available in a warehouse of the quality and in the vicinity of the Property:

         (a)     Electricity;

         (b) Hot and cold water for drinking, restroom and cleaning purposes;

         (c)     Heating, ventilation and air conditioning;

         (d)     Twenty-four (24) hour access to the Premises;

         (e)     Telephone service;

         (f)     Sprinkler riser monitoring.

         All such utilities and services shall be paid for as set forth in the Lease. If the electrical service to the Premises is unavailable for a period extending in excess of five (5) business days and such unavailability was caused by Landlord's actions then the rent due and payable by Tenant shall abate beginning on the sixth (6th) business day and extending until electrical services is restored to the Premises.

32.      TENANT'S MAINTENANCE EXCLUSION.

         Tenant is not liable for maintaining or repairing pre-existing defects in the Premises or for making repairs necessitated by the Landlord's negligence, intentional act or default.

33.      OPERATING EXPENSE EXCLUSIONS.

         Notwithstanding anything to the contrary contained in the Lease, the following items shall be excluded (or, as applicable, deducted) from Common Area Maintenance charges under Section 7 of the Lease and Charges under Section 4 of the Lease:

         (a) The cost of repairs or other work occasioned by fire, windstorm or other casualty or loss in excess of the insurance proceeds therefor (or, if greater, the proceeds that would have been available had Landlord maintained the insurance required to be maintained by Landlord pursuant to this Lease), or by the exercise of eminent domain;

         (b)     Costs of initial landscaping;

         (c)     Rental concessions or lease buyouts;

         (d) The costs of renovating or otherwise improving or decorating, painting or redecorating space (exclusive of common areas) for any tenants or other occupants of the Building.

         (e)     Depreciation;

         (f)     Premium rates paid on service or other contracts;

         (g) Overhead or profit paid to Landlord, subsidiaries or affiliates of Landlord, for services on or to the Building if and to the extent the cost therefor exceeds competitive costs for such services in comparable buildings located within five (5) miles of the Building;

         (h) Payments of principal, interest or other payments of any kind on any deeds of trust, mortgages, ground or underlying leases, or other hypothecations for security of all or any part of the Building by Landlord;

         (i) Rents payable in connection with any ground or underlying lease of all or any portion of the Building;

         (j) All items, services and/or goods for which Tenant or any other tenant, occupant, person or other party is obligated to reimburse Landlord or to pay third parties;

         (k) Advertising and promotional expenses with respect to leasing space in or selling the Building;

         (l) Brokerage, legal and professional fees expended by Landlord in connection with negotiating and entering into any leases and any related instruments (including, without limitation, guaranties, surrender agreements, leasing amendments and consents to assignment or subletting) with any tenant or other occupant of any portion of the Building, and the enforcement of any such instruments; or which are expended or incurred by Landlord in connection with the negotiation and entering of sale, ground lease, financing, partnership or similar transactions pertaining to the Building;

         (m) Estate, inheritance, gift, franchise and income taxes of Landlord;

         (n) Wages, salaries and other compensation paid to employees of the Landlord at the Building who are at or above the level of Building manager;

         (o) Interest, penalties or damages incurred by Landlord for late payment of taxes or assessments or under any agreement to which Landlord is a party by reason of the breach or default of Landlord;

         (p) Expenses incurred in connection with relocating tenants in the Building;

         (q) Amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses that were previously included in Building operating costs charged to tenants;

         (r) All other items for which Tenant or any other tenant, occupant or other party compensates Landlord, so that no duplication of payments by Tenant or to Landlord shall occur; and

34.      TENANT'S OPERATING EXPENSE AUDIT.

         Landlord shall maintain books and records for all operating expenses, utilities, insurance, taxes and other charges in accordance with generally accepted accounting principles. Tenant shall have the right, during reasonable business hours and upon reasonable prior notice to Landlord, to examine and/or audit Landlord's books and records with respect to operating expenses, taxes and insurance paid or payable by Tenant. If the results of Tenant's audit show that Tenant has overpaid its portion of operating expenses, utilities, insurance, taxes, or other charges, and provided that Landlord is in agreement with such results, then Landlord shall, within sixty (60) days following the date which Landlord acknowledges agreement with such results, either refund to the Tenant the amount overpaid (provided Tenant's account is current in all respects) or credit the amount overpaid to rent next falling due under this Lease, at the election of Tenant.

35.      LANDLORD'S INDEMNITY.

         Landlord shall indemnify and hold harmless Tenant from and against any and all claims, liabilities, costs, attorneys' fees and expenses, including without limitation court costs and attorneys' fees arising from or relating to any occurrences on the Property and caused by or in connection with any breach by Landlord, its agents or employees, of this Lease or any negligent act or omission or willful misconduct of Landlord, its agents or employees.
Landlord's obligation to indemnify Tenant under the preceding sentence includes an obligation to indemnify for losses resulting from death or injury to Landlord's employees, and Landlord accordingly hereby waives any and all immunities it now has or hereafter may have under any Industrial Insurance Act, or other worker's compensation, disability benefit or other similar act that would otherwise be applicable in the case of such an indemnification claim by Tenant. To the extent a claim by Tenant is made prior to the expiration or earlier termination of this Lease, this indemnification shall survive such expiration or earlier termination.

36.      HAZARDOUS MATERIALS.

         Tenant agrees that Tenant shall not use, generate, treat, store or dispose of Hazardous Material on the Property, Premises or Common Area except in accordance with any law, ordinance, rule or regulation of any governmental authority having jurisdiction of the Property, Premises or Common Area. If Tenant breaches the obligations stated in the presence of Hazardous Material on the Property, Premises or Common Area caused or permitted by Tenant results in contamination of the Property, Premises or Common Area, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including without limitation diminution in value of the Property, Premises or Common Area, damages for the loss or restriction on the use of rentable or usable space or of any adverse impact on marketing of space on the Property, Premises or Common Area, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remediation, removal or restoration work required by any federal, state or local governmental agency, political subdivision, lender or buyer because of Hazardous Material present in the soil or groundwater on or under the Property, Premises or Common Area, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Property, Premises or Common Area, damages arising from any adverse impact on marketing of space in the building, and sums paid in settlement of claims, attorneys' fees, consultant fees, laboratory fees and expert fees. Without limiting the foregoing, if the presence of any Hazardous Material on the Property, Premises or Common Area caused or permitted by Tenant results in any contamination of the Property, Premises or Common Area, Tenant shall promptly take all actions at its sole expense as are necessary to return the Property, Premises or Common Area to the condition existing prior to the contamination of the Property, Premises or Common Area by any such Hazardous Material; provided, however, the Landlord's approval of such action shall first be obtained, which approval shall not be unreasonably withheld.

         Tenant will deliver to Landlord copies of any documents received from, or sent by Tenant to, the United States Environmental Protection Agency and/or any state, country or municipal environmental or health agency concerning the Tenant's operations on the Premises.

         As used herein, the term "Hazardous Material" means any substance which is (i) designated, defined, classified or regulated as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any Environmental Law, as currently in effect or as hereafter amended or enacted, (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products, (iii) PCBs, (iv) lead, (v) asbestos, (vi) flammable explosives, (vii) infectious materials, or (viii) radioactive materials. "Environmental Law(s)" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., the Clean Water Act, 33 U.S.C. Sections 1251, et seq., and the Washington Model Toxics Control Act, Revised Code of Washington Chapter 70.105D, as said laws and have been supplemented or amended to date, the regulations promulgated pursuant to said laws and any other federal, state or local law, statute, rule, regulation or ordinance which regulates or proscribes the use, storage, disposal, presence, clean-up, transportation or release or threatened release or threatened release into the environment of Hazardous Material.

         Landlord shall not during the term of this Lease, use, generate, treat, store or dispose of Hazardous Material on the Property, Premises or Common Area except in accordance with any law, ordinance, rule or regulation of any governmental authority having jurisdiction of the Property, Premises or Common Area. If Landlord breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Property, Premises or Common Area caused by Landlord results in the contamination of the Property, Premises or Common Area, then Landlord shall indemnify, defend and hold Tenant harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on the use of Tenant's rentable or usable space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the lease term as a result of such contamination. This indemnification of Tenant by Landlord includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remediation, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or groundwater on or under the Property, Premises or Common Area, diminution in value of the Premises, damages for the loss or restriction on use of Tenant's rentable or usable space or of any amenity of the Property, Premises or Common Area, and sums paid in settlement of claims, attorneys' fees, consultant fees, laboratory fees and expert fees, Without limiting the foregoing, if the presence of any Hazardous Material on the Premises or Common Area caused by Landlord results in any contamination of the Property, Premises or Common Area, Landlord shall promptly take all actions at its sole expense as are necessary to return the Property, Premises or Common Area to the condition existing prior to the contamination of the Property, Premises or Common Area by any such Hazardous Material. The indemnifications of Landlord and Tenant in this Paragraph 36 shall survive the expiration or earlier termination of this Lease.

         For the purposes of this Paragraph, "Property" shall be defined as the real property described on Exhibit B attached hereto.

37.      COMPLIANCE WITH LAW.

         Tenant's agreement to comply with all laws does not extend to making structural alterations or doing remedial work required by any existing or future statute, code or ordinance, except for that work which is necessitated by Tenant's use, or to correcting pre-existing conditions or defects on the Premises existing on the Commencement Date.

38.      LANDLORD REPRESENTATIONS.

         Landlord represents and warrants to Tenant as follows: (a) Landlord has full power, authority and legal right to execute, deliver, perform and observe the provisions of this Lease; (b) to the best of Landlord's knowledge, Landlord's execution, delivery, performance and observance of the provisions of this Lease will not result in breach or violation of any (i) governmental law, rule or regulation; (ii) any court order, judgment or decree; or (iii) any material agreement or instrument to which Landlord is a party; and (c) no additional consent, approval or authorization is required for Landlord to enter into, deliver or perform its obligations under this Lease.

39.      EARLY ENTRY.

         Tenant may enter the Premises prior to the Commencement Date to install computer and phone cabling and to receive and store deliveries of Tenant's trade fixtures and equipment. During the period of Tenants early entry, all of the terms and conditions of this Lease shall be in effect, except for the payment of rent, additional rent, Charges, Insurance, operating expenses or other periodic charges.
         [Diagram of floor plan]

                               LEGAL DESCRIPTION

                                  BUILDING "U"
                            NORTHWEST CORPORATE PARK
                              SEATTLE, WASHINGTON

         All of Blocks 1 and 8, Mapel's Addition to the City of Seattle, according to plat recorded in Volume 2 of Plats, Page 17, Records of King County, Washington.

         EXCEPT that portion of Lot 6 of said Block 1 condemned by the City of Seattle under Ordinance 25801.

         TOGETHER WITH that portion of South Bennett Street and the alley in said Block 8 lying between the easterly margin of Fifth Avenue South and the westerly margin of Sixth Avenue South which, upon vacation by the City of Seattle, will attach to said Blocks by operation of law.

STATE OF WASHINGTON               )
                                  )  ss
COUNTY OF KING                    )

         BE IT REMEMBERED, that on this 13th day of October, 1996, before me, the undersigned a Notary Public in and for said County and State, duly commissioned and sworn, personally appeared Jeffrey P. Bezos known to me to be the person who signed as President of Amazon.com, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he/she was duly elected, qualified and acting as an officer of the corporation, that he/she was authorized to execute said instrument and that the seal affixed, if any is the corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                        [ILLEGIBLE]
                                        -----------------------------------
                                        Notary Public for Washington
                                        Residing at Seattle
                                        My Commission Expires April 9, 1998


STATE OF WASHINGTON               )
                                  )  ss
COUNTY OF KING                    )

         THIS IS TO CERTIFY that on this 25th day of October, 1996, before me, the undersigned, a Notary Public in and for the State of Washington, personally appeared William G. Williams III, known to me and to me known to be the VICE PRESIDENT, EQUITABLE REAL ESTATE INVESTMENT MANAGEMENT INC., as Advisor to STATE OF CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM, Venturer, and as Advisor to CALIFORNIA STATE TEACHERS' RETIREMENT SYSTEM, Venturer, that executed the within and foregoing instrument, and acknowledged to me that he was authorized to sign the same on behalf of such venturers as his free and voluntary act and deed for the uses and purposes therein mentioned.

         WITNESS MY HAND AND NOTARIAL SEAL the day and year first herein above written.

                                                     Mary Brunick
                                        -----------------------------------
                                        NOTARY PUBLIC IN AND FOR WASHINGTON
                                        RESIDING AT________________________

                                        My commission expires______________